UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2017

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2017, the Board of Directors of Ekso Bionics Holdings, Inc. (the “Company”) voted to expand the number of directors of the Company from seven to eight directors and elected Howard D. Palefksy to serve as a director of the Company.

Mr. Palefksy will participate in the Company’s standard non-employee director compensation program. Pursuant to this program, Mr. Palefksy was awarded an option to purchase 28,571 shares of common stock that becomes exercisable over a period of four years. In addition, each non-employee director is entitled to receive a $20,000 annual retainer and members of each standing committee are entitled to receive an additional annual fee of $10,000, except that the chairperson of the Compensation Committee and the Nominating and Governance Committee receives an annual fee of $15,000 and the chairperson of the Audit Committee receives an annual fee of $30,000. At this time, Mr. Palefsky has not been named to any committees of the Board of Directors.

It also is anticipated that Mr. Palefksy will enter into the Company’s standard indemnification agreement for directors of the Company.

On March 23, 2017, the Company issued a press release announcing the appointment of Mr. Palefsky. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated March 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Max Scheder-Bieschin
Name:	Max Scheder-Bieschin
Title:	Chief Financial Officer

Dated: March 23, 2017